Exhibit 99.1

                  ISG RECEIVES EARLY TERMINATION UNDER HSR ACT

     RICHFIELD, Ohio, Dec. 20 /PRNewswire-FirstCall/ -- International Steel Group Inc. (NYSE: ISG) announced today that it has received early termination of the waiting period under Hart-Scott-Rodino Act for the previously announced merger of ISG and Ispat International N.V. Ispat International N.V. (NYSE: IST; Euronext Amsterdam) announced on December 17 that it had completed its acquisition of LNM Holdings N.V. and changed its name to Mittal Steel Company N.V. Mittal Steel (NYSE: MT; Euronext Amsterdam) will trade on the New York Stock Exchange and Euronext Amsterdam under the ticker symbol "MT," from Monday 20th December and Friday 17th December respectively.

     The merger of ISG and Mittal Steel is subject to approval by the shareholders of ISG and Mittal Steel and satisfaction of other customary closing conditions. The transaction is expected to be completed by the end of the first quarter of 2005.

     About International Steel Group

     International Steel Group Inc. is one of the largest integrated steel producers in North America and among the top ten globally. It produces a variety of steel products including hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, wire rod and rail products and semi-finished shapes to serve the automotive, construction, pipe and tube, appliance, container and machinery sectors. For additional information on ISG, visit http://www.intlsteel.com .

     Safe Harbor Statement

     This news release contains "forward-looking" statements concerning the completion of the merger of ISG with Mittal Steel and the timing thereof. These statements are based on our respective management's current expectations. There are a number of risks and uncertainties that could cause actual results to differ materially. For more detailed information on the risks and uncertainties associated with the transaction and Mittal Steel's and ISG's business activities, see their respective reports filed with the SEC. The companies undertake no obligation to publicly update their forward-looking statements, whether as a result of new information, future events, or otherwise.

     Additional Information and Where to Find It

     Ispat International has filed with the Securities and Exchange Commission a registration statement on Form F-4 that includes a proxy statement of ISG and a prospectus of Ispat International and other relevant documents in connection with the proposed transaction. When it becomes final, this proxy statement/prospectus will be mailed to ISG shareholders. In addition, Ispat International will publish and make available to shareholders of Ispat International, and file with Euronext Amsterdam N.V., a prospectus. Investors and security holders are urged to carefully read the prospectus regarding the acquisition when it becomes available because it will contain important information and to exclusively base their investment decision on this prospectus once available. Investors and security holders of Ispat International and ISG are urged to read the proxy statement and prospectuses and other relevant materials when they become available because they will contain important information about Mittal Steel Company and ISG and the proposed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC's website at http://www.sec.gov . Ispat International and ISG and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the ISG stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement and prospectuses.

     All investment is subject to risk. The value of securities offered may go down as well as up. Past performance is no guarantee of future returns. Potential investors are advised to seek expert financial advice before making any investment decision.

     This news release does not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

SOURCE  International Steel Group Inc.
     -0-                             12/20/2004
     /CONTACT: Investor Relations, Blaise Derrico, Manager, Investor Relations, +1-330-659-7430, or Media, Charles T. Glazer, Manager,
Communications and Public Relations, +1-330-659-9121, both of International Steel Group Inc./
     /Web site:  http://www.intlsteel.com /